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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 RESTRAC, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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                                                                January 14, 1998

Dear Stockholders:

    Due to an error in printing, the Proxy Statement recently mailed to you did not contain the Exhibits specified therein, Accordingly, enclosed is a complete Proxy Statement and Proxy Card. As a reminder, you are requested to complete, date, sign and return the enclosed Proxy Card in the enclosed envelope which requires no postage if mailed in the United States. If you have already mailed your Proxy Card and this additional information has no impact on the votes you submitted, you need not return a second Proxy Card. If you attend the annual meeting scheduled for 3:30 p.m. on Wednesday, February 4, 1998 at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts, you may vote in person if you wish, even if you have previously returned your Proxy Card.

    Thank you for your attention to this mater and I apologize for any inconvenience this may have caused you.

                                          Yours truly,


                                          Cynthia G. Eades
                                          Secretary